VERB to Host Stockholder Update Call on Wednesday, May 29th

HOLLYWOOD, CA and SALT LAKE CITY, UT, May 24, 2019 — VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB”), a leader in business-focused interactive video sales and marketing applications and the pioneer of Augmented Sales Intelligence software, today announced that management will host a stockholder update conference call and webcast on Wednesday, May 29, 2019 at 6:00 pm Eastern Time.

Management encourages all investors to submit their questions by close of business on Tuesday, May 28, 2019 to AskVERB@myVERB.com.

What:	VERB Technology Stockholder Update Conference Call

Date:	Wednesday, May 29, 2019

Time:	6:00 pm Eastern Time

Live Call:	Toll Free: 1-877-407-4018
International: 1-201-689-8471

Webcast:	http://public.viavid.com/index.php?id=134777

Replay:	Toll Free: 1-844-512-2921
International: 1-412-317-6671
Conference ID: 13691373
(Available approximately two hours after the completion of the live call until 11:59 pm ET on June 12, 2019)

About VERB

VERB Technology Company, Inc. is rapidly emerging as the market leader in sales and marketing applications utilizing its proprietary interactive video data collection and analysis technology. Following its successful acquisition of Utah-based Sound Concepts, the leading provider of digital tech-based marketing and customer relationship management applications for the direct sales, network marketing and affiliate marketing industries, the newly combined company provides next-generation customer relationship management (“CRM”), lead generation, and video marketing software applications under the brand name TAGG. The Company’s proprietary and patent-pending technology produces real-time, measurable results with customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others are underway. To create and ‘tagg’ your own videos that you can share and post to social, try taggLITE, available for FREE on our website.

For more information, please visit: www.myverb.com.

Contact

Please address media inquiries to: info@myverb.com

855.250.2300, extension 7

Please address investor inquiries to: investors@myverb.com

855.250.2300, extension 2